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                MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
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Date Received               (FOR BUREAU USE ONLY)

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Name
Ann D. Fillingham
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Address
800 Michigan National Tower
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City           State          Zip Code
Lansing       Michigan         48933             EFFECTIVE DATE:
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^ DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE ^




                             ARTICLES OF INCORPORATION
                      FOR USE BY DOMESTIC PROFIT CORPORATIONS

                                         OF

                               MEEMIC HOLDINGS, INC.


     These articles of incorporation are signed by the incorporator to form a profit corporation under the Michigan Business Corporation Act (1972 PA 284, as amended).


                                      ARTICLE I

     The name of the corporation is MEEMIC HOLDINGS, INC.


                                      ARTICLE II

     The corporation is organized to engage in any activity within the purposes for which corporations may be organized under the Michigan Business Corporation Act.


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                                     ARTICLE III

     The total authorized capital stock is:

          (1)  Common shares: 10 million shares

          (2)  A Statement of all or any of the relative rights, preferences and
               limitations of the shares of each class is as follows:   None.


                                      ARTICLE IV

     The address of the initial registered office is 691 N. Squirrel Road, Suite 200, Auburn Hills, Michigan 48326.

     The name of the initial resident agent at the registered office is R. Kevin Clinton.


                                      ARTICLE V

     The name and address of the incorporator is as follows:


     Name                Residence or Business Address
     -----               -----------------------------
     Ann D. Fillingham   800 Michigan National Tower
                         Lansing, Michigan 48933


                                      ARTICLE VI

     When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement or the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.


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                                     ARTICLE VII

     No director of the Corporation shall be personally liable to the Corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except liability for any of the following: (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on the Corporation or its shareholders; (iii) a violation of Section 551 of the Michigan Business Corporation Act; or (iv) an intentional criminal act. If the Michigan Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, the liability of a director of the Corporation, in addition to the limitation on personal liability contained herein, shall be limited to the fullest extent permitted by the amended Michigan Business Corporation Act. No amendment or repeal of this
Article VII shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                     ARTICLE VIII

     SECTION 1. Pursuant to Section 782 of the Michigan Business Corporation Act, as amended, at the initial meeting of the initial Board of Directors of the Corporation, the Board of Directors shall adopt an irrevocable resolution (the "Irrevocable Resolution") providing (i) that Chapter 7A of the Michigan Business Corporation Act, as amended (including, without limitation, the requirements of Section 782 thereof) ("Chapter 7A") shall not apply to either (A) any of the transactions contemplated by the Plan of Conversion of Michigan Educational Employees Mutual Insurance Company and the Standby Purchase and Option Agreement among Professionals Group, Inc. ("Professionals Group"), a Michigan business corporation, PICOM Insurance Company, a Michigan stock insurance company ("PICOM"), and the Corporation that is referenced in such Plan of Conversion (all of such transactions being the "MEEMIC Transactions"), or (B) any business combination (as defined in Section 776(5) of Chapter 7A) of the Corporation (or any subsidiary of the Corporation) with Professionals Group, or PICOM, or any direct or indirect wholly-owned subsidiary of Professionals Group or PICOM, or any combination of Professionals Group, PICOM and any such wholly-owned subsidiary of Professionals Group or PICOM (any such business combination being a "Professionals Group/PICOM Business Combination"), and (ii) that the MEEMIC Transactions and any and each Professionals Group/PICOM Business Combination shall be exempt from Chapter 7A.

     From and after the adoption of the Irrevocable Resolution (i) Chapter 7A shall not apply to either (A) any of the MEEMIC Transactions or (B) any Professionals Group/PICOM Business Combination, and (ii) the MEEMIC Transactions and any and each Professionals Group/PICOM Business Combination shall be exempt from Chapter 7A.

     Chapter 7B of the Michigan Business Corporation Act, as amended, shall not apply to any control share acquisitions of shares of the corporation (including, without limitation, the MEEMIC Transactions and any and each Professionals Group/PICOM Business Combination).


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     SECTION 2.     Notwithstanding the foregoing, from and after the date that is one day prior to the date that Michigan Educational Employees Mutual Insurance Company is converted from a Michigan mutual property and casualty company to a Michigan stock property and casualty corporation until the earlier of (a) the date which is twelve months following the date on which Professionals Group ceases to be the beneficial owner (as defined in Section 776(4) of Chapter
7A), directly or indirectly, of 50% or more of the outstanding voting shares (as defined in Section 779(2) of Chapter 7A) of the Corporation; or (b) the date on which the Corporation ceases to have a class of equity securities subject to section 12 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the following provisions of this Section 2 shall apply:

          (i) Membership of the Company's Board of Directors shall include at least two persons ("Independent Directors"), each of whom meets the requirements of an independent director under the rules of the Nasdaq Stock Market or of any securities exchange on which the Corporation's securities are traded, and who is not, and during the three years prior to his or her election or appointment to the Board of Directors has not been, any of the following:

                (x) an officer or director of Professionals Group, PICOM, or any direct or indirect subsidiary (as defined in Section 778(4) of Chapter 7A) of Professionals Group or PICOM;

                (y) engaged in any transaction or series of transactions that would be or would have been required to be disclosed by the Company in a filing under the Securities Act of 1933, as amended, or the Exchange Act pursuant to Item 404 of Securities and Exchange Commission Regulation S-K; or

                (z) an affiliate (as defined in Section 776(1) of Chapter 7A), executive officer, director, general partner, person performing similar functions to an executive officer, director or general partner or member of the immediate family of any person that had the status or engaged in a transaction described in subparagraphs (x) or (y).

          (ii) Approval of a Professionals Group/PICOM Business Combination which has either a reasonable likelihood or a purpose of producing, either directly or indirectly, any of the effects described in subparagraph (iii) below, shall require, in addition to any requirement of law or of these Articles of Incorporation applicable thereto, satisfaction of all of the following conditions:

                (x) the Professionals Group/PICOM Business Combination shall be on terms determined by a majority of the Independent Directors (or, if there are fewer than three Independent Directors, by all of the Independent Directors), after hearing advice from an investment banking firms of recognized regional or national standing, to be (1) fair to the shareholders of the Corporation (other than Professionals Group, its affiliates or associates (as defined in Section 776(3) of Chapter 7A)) (the "Minority Shareholders"); and (2) otherwise in the best interests of the Corporation and the Minority Shareholders; and

                (y) the Professionals Group/PICOM Business Combination shall, in addition to any vote required by law or these Articles of Incorporation applicable thereto, be approved by the affirmative vote of not less than a majority of the outstanding shares of each class of voting shares entitled to be cast by the Minority Shareholders.

          (iii) The effects referred to in subparagraph (ii) above are:

                (x) causing any class of equity securities (as defined in Section 778(1) of Chapter 7A) of the Corporation which is subject to section 12(g) or section 15(d) of the Exchange Act to be held of record by fewer than 300 persons; or

                (y) causing any class of equity securities of the Corporation which is either listed on a national securities exchange or authorized to be quoted on an inter-dealer quotation system of a registered national securities association to be neither listed on any national securities exchange nor authorized to be quoted on an inter-dealer quotation system of any registered national securities association.

          (iv) For purposes of subparagraph (iii) above and the determination of whether any class of equity securities (as defined in Section 778(1) of Chapter 7A) of the Corporation which is subject to Section 12(g) or Section 15(d) of the Exchange Act is or will be held of record by fewer than 300 persons, such record ownership shall be determined in accordance with Securities and Exchange Commission Rule 12g5-1.

          (v) Notwithstanding anything to the contrary express or implied in this Article VIII, this Section 2 shall not apply to or prohibit any of the MEEMIC Transactions or purchases of any equities securities of the Corporation by Professionals Group or PICOM, or any direct or indirect subsidiary (as defined in Section 778(4) of Chapter 7A) of Professionals Group or PICOM, that are effected on a national securities exchange, or an inter-dealer quotation system of a registered national securities association.

     SECTION 3. Notwithstanding anything to the contrary contained in any resolution of the Board of Directors or the shareholders of the Corporation adopted subsequent to the adoption of the Irrevocable Resolution, or in these Articles of Incorporation, or in the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, in these Articles of Incorporation, or in the Bylaws of the corporation: (i) this
Article VIII shall


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not be amended, altered, changed, added to or repealed, in any respect, nor shall any provision which will either have the effect of modifying or permitting circumvention of this Article VIII be adopted and added to these Articles of Incorporation, except upon (x) the affirmative vote of not less than three-quarters of the shares of capital stock of the corporation issued and outstanding entitled to vote thereon and, in the case of any matter on which the holders of shares of any class or series of such capital stock shall be entitled to vote as a class or series, upon the affirmative vote of not less than three-quarters of the shares of capital stock of each such class or each such series, as the case may be, and (y) the affirmative vote of not less than a majority of the outstanding shares of the capital stock of the Corporation issued and outstanding of each class entitled to be cast by the Minority Shareholders; and (ii) the Irrevocable Resolution shall not be amended, altered, changed, added to, repealed, or revoked, in any respect by the Board of Directors or the shareholders of the Corporation or otherwise.

     SECTION 4. Each and every paragraph, sentence, term and provision of this Article shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or provisions shall not be effected, and this Article shall be construed in all respects as if the invalid or unenforceable matter had been omitted.

                                     ARTICLE IX

     These Articles of Incorporation are hereby signed by the incorporator on this 20th day of October, 1998.


                                        /s/ Ann D. Fillingham
                                        ----------------------------------------
                                            Ann D. Fillingham, Incorporator